Exhibit 99.1

News Release From ScanSoft, Inc.

Contacts:

Richard Mack	Jonna Schuyler
ScanSoft, Inc.	ScanSoft, Inc.
Tel: 978-977-2175	Tel: 617-428-4444
Email: richard.mack@scansoft.com	Email: jonna.schuyler@scansoft.com

ScanSoft Announces Second Quarter Results for Fiscal Year 2005

Strong Performance Across Speech Drives Revenue Growth of 24% Year Over Year; Improved
Operating Efficiency Generates Earnings above Expectations

PEABODY, Mass., May 9, 2005 – ScanSoft, Inc. (Nasdaq: SSFT), a global leader of speech and imaging solutions, today announced financial results for the second fiscal quarter of 2005 ended March 31, 2005. ScanSoft reported revenue of $53.1 million for the quarter ended March 31, 2005, a 24 percent increase over revenue of $42.8 million for the quarter ended March 31, 2004.

On a GAAP basis, ScanSoft recognized a net loss of $1.0 million, or $0.01 per share, in the second quarter of fiscal 2005, compared with a net loss of $2.8 million, or $0.03 per share, in the quarter ended March 31, 2004.

In addition to using GAAP results in evaluating ScanSoft’s business, management also believes it is useful to measure results using a non-GAAP measure of net income (loss), which excludes, as applicable, non-cash taxes, non-cash interest expense, amortization of intangible assets, non-cash stock-based compensation and restructuring charges. See “GAAP to non-GAAP Reconciliation” below for further information on ScanSoft’s non-GAAP measure.

Using this non-GAAP measure, ScanSoft recognized non-GAAP net income for the second quarter of fiscal 2005 of $3.5 million, or $0.03 per diluted share, compared with non-GAAP net income of $1.9 million, or $0.02 per diluted share, for the quarter ended March 31, 2004.

“Our second quarter performance was driven by strong revenues within dictation and network speech,” said Paul Ricci, ScanSoft chairman and CEO. “In addition, our sustained focus on expense control and productivity throughout the business yielded improved operating margins. These results are further indication of the growth, success and benefits afforded by our diverse product families and ongoing technology investments.”

Highlights from ScanSoft’s second quarter of fiscal 2005 include:

•	Achievement in Speech – ScanSoft is delivering on its strategy to enable natural, human conversations as a preferred way that people retrieve information and interact with automated systems. Throughout the quarter, leading organizations across the globe turned to ScanSoft and its portfolio of speech technologies, applications and services to manage and improve customer interactions.

•	Continued Adoption within Network Speech – The company signed new or expanded agreements with partners and customers such as Cigna, United and XM Radio. Revenue was particularly strong within ScanSoft’s international operations, with new or expanded agreements with customers and partners including Caisse d’Epargne, Volkswagen, Vodafone Australia and Xerox.

•	Demand for Dictation Solutions – ScanSoft sustained momentum from the launch of Dragon NaturallySpeaking 8, as awareness of its high level of accuracy and expanded capabilities grew among customers and partners. The healthcare market continued to be a significant source of increased demand, especially within medical institutions, such as St. John’s Heath System, and medical transcription organizations such as Cymed.

•	Expanded Opportunity for Business PDF– Throughout the quarter, ScanSoft benefited from sales of its PDF products, as a host of organizations selected ScanSoft PDF solutions for their business needs. During the quarter, the company signed new or expanded volume licensing agreements with large organizations and institutions including Paris Metro and Skadden, Arps.

•	Enhanced Operational Capabilities– The company improved operating margins through continued focus on budgetary discipline and cost synergies from acquisitions.

For the quarter ended March 31, 2005, ScanSoft generated $9.9 million in cash flow from operations and exited the quarter with cash and marketable securities of approximately $29.7 million.

In a separate announcement, ScanSoft and Nuance Communications, Inc. (Nasdaq: NUAN) today announced a definitive agreement whereby ScanSoft will acquire all of the outstanding common stock of Nuance, merging the two organizations into a single company with the expertise and resources required to satisfy the increasing demand for powerful speech solutions. See today’s press release titled, ScanSoft and Nuance to Merge, Creating Comprehensive Portfolio of Enterprise Speech Solutions and Expertise.

Investor Call
In conjunction with this announcement, the Company will broadcast its quarterly conference call over the Internet this afternoon at 5:00 p.m. ET.

Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.scansoft.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed.

The conference call can be heard live by dialing (800) 230-1766 or (612) 332-0637, five minutes prior to the call and reference conference code 780664. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 780664.

About ScanSoft, Inc.
ScanSoft, Inc. (Nasdaq: SSFT) is a global leader of speech and imaging solutions that are used to automate a wide range of manual processes – saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.

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Trademark reference: ScanSoft and the ScanSoft logo are registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the future demand for, performance of, and opportunities for growth in ScanSoft’s speech solutions and productivity applications; the growth of the speech industry and the demand for speech solutions; future revenue contributions from relationships with ScanSoft’s partners; the continued strength of existing products, services and relationships as well as the introduction of new products, services and relationships; ScanSoft’s strategic and operational plan; the ability to consummate the Nuance merger; and future prospects regarding product lines, sales channels and international operations. Such statements are based on current expectations that are subject to a number of risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, without limitation, the following: difficulties with integrating product plans and operations of acquired businesses and the accounting effects of such acquisitions on ScanSoft’s operating and financial results; fluctuations in demand for ScanSoft’s existing and future products; economic conditions in the United States and abroad; ScanSoft’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in ScanSoft’s products and technologies; failure to obtain and retain expected synergies from acquired businesses; and ScanSoft’s dependence on OEM customers. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in ScanSoft’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/T for the fiscal year ended September 30, 2004, and its most recent quarterly reports on Form 10-Q. ScanSoft undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this document.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ScanSoft plans to file with the SEC a Registration Statement on Form S-4 in connection with the transaction and ScanSoft and Nuance plan to file with the SEC and mail to their respective stockholders a Joint Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Joint Proxy Statement/Prospectus will contain important information about ScanSoft, Nuance, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by ScanSoft and Nuance through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000 or from Nuance by contacting Nuance Investor Relations at (650) 847-0000.

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 28, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from ScanSoft by contacting ScanSoft Investor Relations at (978) 977-2000.

Nuance and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and Nuance in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Nuance’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on May 2, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Nuance by contacting Nuance Investor Relations at (650) 847-0000.

ScanSoft, Inc.
Condensed Consolidated Statements of Operations
(in 000’s, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2005	2004	2005	2004
Product licenses	$37,929	$30,856	$84,763	$67,320
Professional services	15,184	10,008	28,928	18,010
Related parties	—	1,912	—	4,316

Total revenue	53,113	42,776	113,691	89,646
Costs and expenses:
Cost of product licenses	4,467	3,476	9,983	8,045
Cost of professional services	9,678	6,726	19,270	12,637
Cost of revenue from amortization of intangible assets	2,683	2,816	5,508	5,851

Total costs of revenue	16,828	13,018	34,761	26,533
Gross Margin	36,285	29,758	78,930	63,113
Research and development	10,126	9,218	19,236	18,087
Selling and marketing	19,575	16,867	38,126	34,351
General and administrative	6,392	4,848	13,259	9,625
Amortization of other intangible assets	979	668	1,648	1,519
Stock based compensation	656	319	1,354	494
Restructuring and other charges	—	801	659	1,428

Total operating expenses	37,728	32,721	74,282	65,504
Income (loss) from operations	(1,443)	(2,963)	4,648	(2,391)
Other income (expense), net	324	449	(566)	465

Income (loss) before income taxes	(1,119)	(2,514)	4,082	(1,926)
Provision (benefit) for income taxes	(117)	299	1,943	(443)

Net income (loss)	$(1,002)	$(2,813)	$2,139	$(1,483)

Net Income (loss) per share: basic	$(0.01)	$(0.03)	$0.02	$(0.01)

Net income (loss) per share: diluted	$(0.01)	$(0.03)	$0.02	$(0.01)

Weighted average common shares: basic	105,563	102,847	105,264	101,213

Weighted average common shares: diluted	105,563	102,847	112,812	101,213

ScanSoft, Inc.
Condensed Consolidated Balance Sheet
(Unaudited, in thousands)

Assets	March 31, 2005	September 30, 2004
Current assets:
Cash and cash equivalents	$25,882	$22,963
Marketable Securities	2,691	7,373
Accounts receivable, net	45,540	36,523
Prepaid expenses and other current assets	6,667	6,629

Total current assets	80,780	73,488
Goodwill, net	300,818	246,424
Long term marketable securities	1,167	17,355
Other intangible assets, net	54,390	43,898
Property and equipment, net	9,944	7,985
Other assets	5,591	3,503

Total assets	$452,690	$392,653

Liabilities and stockholders’ equity
Current liabilities:
Short term note payable	$27,895	$457
Accounts payable and accrued expenses	40,817	28,135
Deferred revenue	16,418	10,529
Other current liabilities	24,919	6,427

Total current liabilities	110,049	45,548

Long term portion of deferred revenue	110	147
Long term note payable	45	27,700
Other long term liabilities	33,477	17,513

Total liabilities	143,681	90,908
Stockholders’ equity:	309,009	301,745

Total liabilities and stockholders’ equity	$452,690	$392,653

ScanSoft, Inc.
Reconciliation of Supplemental Financial Information
(in 000’s, except per share amounts)
Unaudited

	Three months ended		Six months ended
	March 31,		March 31,
	2005	2004	2005	2004
GAAP net income (loss)	$(1,002)	$(2,813)	$2,139	$(1,483)
Cost of revenue from amortization of intangible assets	2,683	2,816	5,508	5,851
Amortization of other intangible assets	979	668	1,648	1,519
Restructuring and other charges	—	801	659	1,428
Stock based compensation	656	319	1,354	494
Non-cash interest expense	286	89	352	67
Non-cash taxes	(68)	42	1,024	362

Non-GAAP net income (loss)	$3,534	$1,922	$12,684	$8,238

Non-GAAP net income (loss) basic:	$0.03	$0.02	$0.12	$0.08

Non-GAAP net income (loss) diluted:	$0.03	$0.02	$0.11	$0.07

Shares used in computing non-gaap net income (loss) per share:
Weighted average common shares: basic	105,563	102,847	105,264	101,213

Weighted average common and common equivalent shares: diluted	113,279	113,421	112,812	112,167